DREYFUS MUNICIPAL CASH MANAGEMENT PLUS

Sub-Item 77Q1(a)

The Registrant’s Amended and Restated By-Laws, effective July 1, 2011, are herein incorporated by reference to Post Effective Amendment No. 33 to the Registrant’s Registration Statement on Form N-1A, which was filed pursuant to Rule 485(b) with the Securities and Exchange Commission on May 26, 2011.